Exhibit 10.8

AMENDMENT NO. 2

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 25 day of May, 2004, by and between SABA SOFTWARE, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK, (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of October 31, 2003, as amended by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of February 10, 2004 (as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT.

1.1 Section 2.1.1(a) (Revolving Advances). Section 2.1.1(a) of the Loan Agreement is amended in its entirety by replacing the text thereof with the following:

(a) Bank will make Advances in an amount (the “Formula Revolving Line Advance Amount”) not exceeding the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus the FX Reserve. If Borrower has received Advances in an amount equal to the Formula Revolving Line Advance Amount (collectively, “Formula Advances”), Bank shall make additional Advances in excess of the Borrowing Base pursuant to the terms hereof in an amount (the “Non-Formula Revolving Line Advance Amount”) not exceeding the lesser of (x) (A) Three Million Dollars ($3,000,000) prior to June 1, 2004, or (B) One Million Five Hundred Thousand Dollars ($1,500,000) on or after June 1, 2004, so long as Borrower meets the Minimum Cash Requirement or (y) the Committed Revolving Line minus the Formula Revolving Line Advance Amount (collectively, “Non-Formula Advances”). On June 1, 2004, Borrower shall repay amounts necessary so that the outstanding principal amount of the

Non-Formula Advances does not exceed $1,500,000. If, at any time on or after June 1, 2004, Borrower does not meet the Minimum Cash Requirement, the Non-Formula Revolving Line Advance Amount shall immediately be reduced to zero, and Borrower shall pay all Non-Formula Advances and accrued interest thereon in full. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement subject to the terms of Section 2.1.6.

1.2 Section 6.7 (Borrower’s Deposit and Investment Accounts). Section 6.7 of the Loan Agreement is amended in its entirety by replacing the text thereof with the following:

6.7 Borrower’s Deposit Accounts.

From the Second Amendment Effective Date until November 25, 2004, Borrower will maintain an amount of not less than $4,000,000 of its cash and cash equivalents in a deposit account and/or money market account at Bank.

If Borrower fails to comply with the terms of this Section 6.7 at any time during the period commencing on (a) the Second Amendment Effective Date until August 25, 2004, Borrower shall pay Bank $10,000 on the date such non-compliance occurs, or (b) August 25, 2004, until November 25, 2004, Borrower shall pay Bank $5,000 on the date such non-compliance occurs.

1.3 Section 6.8 (Financial Covenant). Section 6.8 of the Loan Agreement is amended in its entirety by replacing the text thereof with the following:

6.8 Financial Covenant.

Borrower shall have a minimum of (a) $6,000,000 in cash and cash equivalents (net of Credit Extensions) on deposit at Bank and/or Bank’s affiliates at all times, and (b) $8,000,000 in cash and cash equivalents (net of Credit Extensions) on its balance sheet at each fiscal quarter end.

1.4 Section 13.1 (Definitions). Section 13.1 is amended in the following manner:

(a) The following definition is amended in its entirety and replaced with the following:

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“Committed Revolving Line” is Bank’s commitment to make Advances of up to $3,500,000.

(b) The following new definitions are inserted in Section 13.1 in their proper alphabetical order:

“Minimum Cash Requirement” means Borrower has a minimum of (a) $7,000,000 in cash and cash equivalents (net of Credit Extensions) on deposit at Bank and/or Bank’s affiliates at all times, and (b) $9,000,000 in cash and cash equivalents (net of Credit Extensions) on its balance sheet at each fiscal quarter end.

“Second Amendment Effective Date” means May 25, 2004.

1.5 Exhibit D, “Compliance Certificate” of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good

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faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Payment of Amendment Fee. Borrower shall have paid Bank an amendment fee equal to $5,000.

4.3 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	SABA SOFTWARE, INC.
a Delaware corporation

By:
Printed Name:
Title:

BANK:	SILICON VALLEY BANK

By:
Printed Name:
Title:

Exhibit A

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	SABA SOFTWARE, INC.
2400 Bridge Parkway
Redwood Shores, CA 94065

The undersigned authorized officer of SABA SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as further amended, restated, or otherwise modified from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. In addition, the undersigned authorized officer of Borrower certifies that Borrower and each of its Subsidiaries (x) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under Generally Accepted Accounting Principles (“GAAP”) and (y) does not have any legal actions pending or threatened against Borrower or any Subsidiary which Borrower has not previously notified in writing to Bank. The Officer certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
8-K except with respect to certifications	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings	Monthly within 20 days	Yes	No
Borrowing Base Certificate	Monthly within 20 days	Yes	No

Financial Covenant	Required	Actual	Complies
Cash and cash equivalents (net of Credit Extensions) (tested on the last day of each February, May, August, and November fiscal quarter end)	$8,000,000	$	Yes	No

Cash and cash equivalents (net of Credit Extensions) on deposit at Bank and/or Bank’s affiliates (to be maintained at all times)	$6,000,000	$	Yes	No

[continued on following page]

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER

SABA SOFTWARE, INC.

SIGNATURE	Date:

Verified:
TITLE	AUTHORIZED SIGNER

Date:
DATE
Compliance Status: Yes No

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AMENDMENT NO. 3

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 20th day of August, 2004, by and between SABA SOFTWARE, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of October 31, 2003, as amended by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of February 10, 2004, as further amended by that certain Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of May 25, 2004 (as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT.

1.1 Section 2.1.1(a) (Revolving Advances). Section 2.1.1(a) is amended in its entirety by replacing the text thereof with the following:

(a) Bank will make Advances in an amount not exceeding the Committed Revolving Line minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus the FX Reserve, minus all amounts for services used under the Cash Management Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement subject to the terms of Section 2.1.7.

1.2 Section 2.1.2 (Letters of Credit Sublimit). The first sentence of Section 2.1.2 is amended in its entirety by replacing the text thereof with the following:

Bank will issue Letters of Credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) for Borrower’s account not exceeding the lesser of Three Million

Dollars ($3,000,000) or the Committed Revolving Line minus the outstanding principal balance of the Advances minus the FX Reserve minus all amounts for services used under the Cash Management Services Sublimit; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed the Committed Revolving Line.

1.3 Section 2.1.3 (Foreign Exchange Sublimit). Section 2.1.3 is amended in its entirety by replacing the text thereof with the following:

If there is availability under the Committed Revolving Line, then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of the lesser of Three Million Dollars ($3,000,000) or the Committed Revolving Line minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the amount of the outstanding principal balance of the Advances minus all amounts for services used under the Cash Management Services Sublimit (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed ten times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs and is continuing.

1.4 The existing Sections 2.1.4, 2.1.5, and 2.1.6 shall be re-numbered as Sections 2.1.5, 2.1.6, and 2.1.8, respectively, and the following shall be added as Section 2.1.4 (Cash Management Services):

Borrower may use amounts up to the lesser of Three Million Dollars ($3,000,000) or the Committed Revolving Line minus the sum of the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), the FX Reserve, and the sum of the outstanding principal balance of the Advances (the “Cash Management Services Sublimit”) for Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

1.5 Section 2.1.7 (Equipment Facility 3). The following shall be inserted as Section 2.1.7:

2.1.7 Equipment Facility 3.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Equipment Facility 3 Commitment Termination Date, equipment advances (each an “Equipment Facility 3 Advance” and collectively the “Equipment Facility 3 Advances”) in an aggregate amount not to exceed the Committed Equipment Facility 3 Line. When repaid, the Equipment Facility 3 Advances may not be re-borrowed. The proceeds of the Equipment Facility 3 Advances will be used solely to reimburse Borrower for the purchase of (i) new Eligible Equipment Facility 3 Equipment purchased within 90 days of the Equipment Facility 3 Advance and (ii) used Eligible Equipment Facility 3 Equipment purchased within 180 days of the Equipment Facility 3 Advance; provided, however, that used Eligible Equipment Facility 3 Equipment purchased more than 90 days earlier, but not more than 180 days earlier, may be financed only with the first Equipment Facility 3 Advance. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Equipment Facility 3 Commitment Termination Date.

(b) To obtain an Equipment Facility 3 Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 5 Business Days before the day on which the Equipment Facility 3 Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice(s) for the Eligible Equipment Facility 3 Equipment being financed. Borrower shall also complete, execute, and deliver to Bank a Loan Supplement - Equipment Facility 3 Advances substantially in the form of Exhibit F on the Funding Date.

(c) If Borrower satisfies the conditions of each Equipment Facility 3 Advance specified in this Section 2.1.7, Bank will disburse such Equipment Facility 3 Advance by internal transfer to Borrower’s deposit account with Bank. Each Equipment Facility 3 Advance may not exceed (i) 100% of the Original Stated Cost for Equipment Facility 3 Advances for the financing of Eligible Equipment Facility 3 Equipment purchased within 90 days of the Equipment Facility 3 Advance and (ii) 75% of the Original Stated Cost for Equipment Facility 3 Advances for the financing of Eligible Equipment Facility 3 Equipment purchased more than 90 days but less than 180 days before the relevant Equipment Facility 3 Advance.

(d) Bank’s obligation to lend the undisbursed portion of the Committed Equipment Facility 3 Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the Equipment Facility 3 Commitment Termination Date.

1.6 Section 2.1.8 (Overadvances). Section 2.1.8 is amended in its entirety by replacing the text thereof with the following:

If Borrower’s Obligations under Sections 2.1.1(a), 2.1.2, 2.1.3, or 2.1.4 exceed the Committed Revolving Line, Borrower must immediately pay Bank the excess.

1.7 Section 2.2 (Interest Rate, Payments).

(a) The first sentence of Section 2.2(a) is amended in its entirety by replacing the text thereof with the following:

Advances accrue interest on the outstanding principal balance at a per annum rate equal to 150 basis points (1.50%) above the Prime Rate.

(b) Sections 2.2(b), 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g), and 2.2(h) are hereby amended in their entirety by replacing the text thereof with the following:

(b) Equipment Advances, Equipment Facility 2 Advances Interest Rates, Equipment Facility 3 Interest Rates. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Option 2 Basic Rate. Equipment Facility 2 Advances accrue interest on the outstanding principal balance at a per annum rate equal to (at Borrower’s option) the Option 3 Basic Rate or the Option 4 Basic Rate. Equipment Facility 3 Advances accrue interest on the outstanding principal balance at a per annum rate equal to (at Borrower’s option) the Option 5 Basic Rate or the Option 6 Basic Rate. After an Event of Default, Obligations accrue interest at 5 percentage points above the rate effective immediately before the Event of Default. The interest rate on the Option 3 Loans and Option 5 Loans increases or decreases when the Prime Rate changes. The interest rate on the Option 2 Loans and Option 4 Loans were, and Option 6 Loans will be, determined on the Funding Date and shall remain fixed for the life of such loan. Interest is computed on a 360 day year for the actual number of days elapsed.

(c) Principal and Interest Payments On Payment Dates. Borrower will pay interest due on all Advances under the Committed Revolving Line on the first Business Day of each month. For Equipment Facility 2 Advances bearing the Option 3 Basic Rate (“Option 3 Loans”), and for Equipment Facility 3 Advances bearing the Option 5 Basic Rate (“Option 5 Loans”) or the Option 6 Basic Rate (“Option 6 Loans”), Borrower will make 36 equal monthly installments of principal plus accrued interest for each Option 3 Loan, Option 5 Loan, or Option 6 Loan, as applicable, calculated (i) by multiplying the Option 3 Basic Rate by the outstanding Loan Amount for such Equipment Facility 2 Advances plus principal due as of such Payment Date or (ii) by multiplying the Option 5 Basic Rate or Option 6 Basic Rate, as applicable, by the outstanding Loan Amount for such Equipment Facility 3 Advances plus principal due as of such Payment Date. For Equipment Advances bearing interest at the Option 2 Basic Rate (the “Option 2 Loans”) and Equipment Facility 2 Advances bearing interest at the Option 4 Basic Rate (“Option 4 Loans”), Borrower will make payments monthly of principal in advance and accrued interest for each Option 2 Loan and Option 4 Loan, calculated by multiplying the applicable Loan Factor by the Loan Amount for such Equipment Advance or Equipment Facility 2 Advance, as applicable, as of such Payment Date (payments on the Option 2 Loans, the Option 3 Loans, the Option 4 Loans, the Option 5 Loans, and the Option 6 Loans are collectively referred to herein as “Scheduled Payments”). Scheduled Payments are due on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance, Equipment Facility 2 Advance, or

Equipment Facility 3 Advances and continuing thereafter during the Equipment Loan Repayment Period on the first Business Day of each calendar month (each a “Payment Date”). All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. An Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance may only be prepaid in accordance with Sections 2.2(e), 2.2 (f), 2.2 (g), and 2.2 (h).

(d) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment Facility 2 Advance or Equipment Facility 3 Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank the projected interest to accrue from the Funding Date to the first Payment Date, pursuant to clause (b) of this Section.

(e) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance with respect to such Financed Equipment pursuant to Section 6.6, then such Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance, as applicable, shall be prepaid to the extent and in the manner provided in such section.

(f) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances, Equipment Facility 2 Advances, Equipment Facility 3 Advances, and the Advances are accelerated following the occurrence of an Event of Default (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all accrued and unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance, Equipment Facility 2 Advance, and Equipment Facility 3 Advance (ii) all remaining Scheduled Payments (including principal and interest unpaid) in accordance with the terms of Section 2.2(g) and 2.2(h) below, (iii) all principal and accrued interest with respect to the Advances, and (iv) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance, Equipment Facility 2 Advance, Equipment Facility 3 Advance, or Advance.

(g) Permitted Prepayment of Option 3 Loans and Option 5 Loans. Borrower shall have the option to prepay all or any portion of the Option 3 Loans and Option 5 Loans advanced by Bank under this Agreement, without penalty or premium, provided no Event of Default has occurred and is continuing and Borrower (i) provides written notice to Bank of its election to prepay the Option 3 Loans or Option 5 Loans, as applicable, at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all due but unpaid Scheduled Payments as of the date of prepayment (including principal and interest) with respect to each Option 3 Loan or Option 5 Loan, as applicable, being prepaid and (B) all other sums, if any, that shall have become due and payable hereunder relating to such Option 3 Loans or Option 5 Loans, as applicable, with respect to this Agreement.

(h) Permitted Prepayment of Option 2 Loans, Option 4 Loans, and Option 6 Loans. Borrower shall have the option to prepay all, but not less than all, of each of the Option 2 Loans, Option 4 Loans, and Option 6 Loans advanced by Bank under this Agreement, provided no Event of Default has occurred and is continuing and Borrower (i) provides written notice to Bank of its election to prepay the Option 2 Loans, Option 4 Loans, or Options 6 Loans, as applicable, at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all outstanding principal with respect to all of the Option 2 Loans, Option 4 Loans, or Option 6 Loans, as applicable, (B) all unpaid accrued interest with respect to all of the Option 2 Loans, Option 4 Loans, or Option 6 Loans, as applicable, and (C) all other sums, if any, that shall have become due and payable hereunder relating to such Option 2 Loans, Option 4 Loans, or Option 6 Loans, as applicable, with respect to this Agreement.

1.8 Section 2.4 (Fees). Section 2.4 is hereby amended by deleting Sections 2.4(b) and 2.4(d) thereof in their entirety.

1.9 Section 2.5 (Termination of Commitment). Section 2.5 is amended in its entirety by replacing the text thereof with the following:

So long as there are no outstanding Advances, Letters of Credit, FX Forward Contracts, Equipment Advances, Equipment Facility 2 Advances, or Equipment Facility 3 Advances outstanding, Borrower may at any time with 5 days written notice to Bank, terminate the Committed Revolving Line, the Committed Equipment Facility 2 Line, and the Committed Equipment Facility 3 Line. Upon Borrower’s payment in full of all Obligations then due and payable, this Agreement shall terminate; provided, however, that payments relating to Obligations arising out of Equipment Advances, Equipment Facility 2 Advances, and Equipment Facility 3 Advances shall be in accordance with the terms of Sections 2.2(g) and 2.2(h).

1.10 Section 5.2 (Collateral). Section 5.2 is amended in its entirety by replacing the text thereof with the following:

Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide and existing obligations created pursuant to a contract between the Borrower or a Subsidiary of Borrower and its customers. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of its Intellectual Property. Except as disclosed in periodic reports filed with the Securities and Exchange Commission, no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

1.11 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) thereof is amended in its entirety by replacing the text thereof with the text below; Section 6.2(b) thereof is amended in its entirety by replacing the text thereof with “intentionally omitted”; and Section 6.2(c) thereof is amended by replacing “30 days” with “45 days”.

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 45 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 5 days of filing, copies of (1) all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and (2) all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (such Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission, collectively, “SEC Filings”) (however, Borrower shall not have to deliver copies of SEC Filings that are otherwise publicly available through the Securities and Exchange Commission’s EDGAR system); (iv) as soon as available, but no later than 45 days after the end of each fiscal year, a one (1) year (prepared on a quarterly basis) financial projections of Borrower on a consolidated basis, including a balance sheet and statements of income and cash flows and showing projected operating revenues, expenses and debt service of Borrower on a consolidated basis; (v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more; and (vi) any other financial information Bank reasonably requests.

1.12 Section 6.6 (Loss; Destruction; or Damage). Section 6.6(b) is amended in its entirety by replacing the text thereof with the following:

During the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank’s option, pay to Bank an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments (with respect to such Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance related to the Event of Loss) due prior to the next such Payment Date, (ii) all regularly Scheduled Payments (including principal and interest), plus (iii) all other sums (other than remaining Scheduled Payments), if any, that shall have become due and payable with respect to such Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance including interest at the Default Rate with respect to any past due amounts.

1.13 Section 6.7 (Borrower’s Deposit and Investment Accounts). Section 6.7 is amended in its entirety by replacing the text thereof with the following:

6.7 Borrower’s Deposit Accounts.

Until the Revolving Maturity Date, Borrower will maintain an amount of not less than $4,000,000 of its cash and cash equivalents in a deposit account and/or money market account with Bank or a Bank Affiliate. If Borrower fails to comply with the terms of this Section 6.7 at any time, Borrower shall pay to Bank within three (3) days after the initial date such non-compliance occurs, a one-time, non-refundable fee equal to the amount set forth below for the period such non-compliance occurs (the “Deposit Fee”); provided, however, once Borrower pays the Deposit Fee, Bank shall not require Borrower to pay another such Deposit

Fee. Notwithstanding anything to the contrary contained in this Agreement, so long as Borrower pays the Deposit Fee as and when due, Borrower’s failure to maintain an amount of not less than $4,000,000 of its cash and cash equivalents in a deposit account and/or money market account with Bank or a Bank Affiliate shall not be deemed an Event of Default hereunder or a breach of this Section 6.7.

Period	Deposit Fee
Third Amendment Effective Date until November 19, 2004	$30,000

November 20, 2004 until February 19, 2005	$22,500

February 20, 2005, until May 19, 2005	$15,000

May 20, 2005, until the Revolving Maturity Date	$7,500

1.14 Section 6.8 (Financial Covenant). Section 6.8 is amended in its entirety by replacing the text thereof with the following:

6.8 Financial Covenants.

(a) Borrower shall have a minimum of $7,500,000 in cash and cash equivalents (net of Credit Extensions) on deposit at Bank and/or Bank’s affiliates at all times.

(b) At each date that is a quarter-end, Borrower and its Subsidiaries shall have achieved total revenue for the quarter period ending on such date equal to or greater than the amounts set forth in below opposite each time period set forth below:

Period	Minimum Total Revenue
For the fiscal quarter ended 8/31/04	$8,800,000
For the fiscal quarter ending 11/30/04	$9,500,000
For the fiscal quarter ending 2/28/05	$10,500,000
For the fiscal quarter ending 5/31/05	$12,000,000
For the fiscal quarter ending 8/31/05 and each fiscal quarter ending thereafter	$11,000,000

If Borrower meets or exceeds the minimum total revenue requirements for any three (3) consecutive quarters, Borrower shall no longer be required to maintain such minimum total revenue, and this Section 6.8(b) shall no longer be applicable.

1.15 Section 9.1(b) is amended in its entirety by replacing the text thereof with the following:

(b) When an Event of Default occurs under Section 6.8, Bank may, in its sole and absolute discretion, require all the Term Loan 1, the Equipment Advances, the

Equipment Facility 2 Advances, and the Equipment Facility 3 Advances to be secured, on terms acceptable to Bank, by (i) certificates of deposit pledged to Bank in an amount equal to one hundred percent (100%) of amounts outstanding under the Term Loan 1, the Equipment Advances, the Equipment Facility 2 Advances, and the Equipment Facility 3 Advances and/or (ii) funds held at SVB Securities and pledged to Bank in an amount equal to one hundred fifteen percent (115%) of amounts outstanding under the Term Loan 1, the Equipment Advances, the Equipment Facility 2 Advances, and the Equipment Facility 3 Advances.

1.16 Section 13.1 (Definitions). Section 13.1 is amended in the following manner:

(a) The following definitions are amended in their entirety and replaced with the following:

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.

“Committed Revolving Line” is Bank’s commitment to make Advances of up to $5,000,000.

“Credit Extension” is each Advance, Equipment Advance, Equipment Facility 2 Advance, Equipment Facility 3 Advance, Letter of Credit, FX Forward Contract, the Term Loan 1, or any other extension of credit by Bank for Borrower’s benefit.

“Equipment Facility 2 Advance” is defined in Section 2.1.6.

“Financed Equipment” is any Equipment financed with an Equipment Advance, an Equipment Facility 2 Advance, or an Equipment Facility 3 Advance.

“Funding Date” is any date on which an Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance is made to or on account of Borrower.

“Loan Amount” is the aggregate amount of each Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance, as applicable.

“Maturity Date” is, with respect to each Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance, the last day of the Equipment Loan Repayment Period for such Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance, respectively, or if earlier, the date of acceleration of such Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance by Bank following an Event of Default and, with respect to the Advances, the Revolving Maturity Date.

“Original Stated Cost” is (a) the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax or (b) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance, as applicable.

“Revolving Maturity Date” is August 19, 2005.

(b) The following definitions are deleted in their entirety from Section 13.1: Borrowing Base, Deferred Revenue, Eligible Accounts, Formula Advances, Formula Revolving Line Advance Amount, Investable Funds, Minimum Cash Requirement, Non-Formula Advance, and Non-Formula Revolving Line Advance Amount.

(c) The following new definitions are inserted in Section 13.1 in their proper alphabetical order:

“Committed Equipment Facility 3 Line” is Bank’s commitment to make Equipment Facility 3 Advances of up to $400,000.

“Eligible Equipment Facility 3 Equipment” is new or used general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and Other Equipment Facility 3 Equipment that complies with all of Borrower’s representations and warranties to Bank and which is acceptable to Bank in all respects and is located in the United States.

“Equipment Facility 3 Advance” is defined in Section 2.1.7.

“Equipment Facility 2 Commitment Termination Date” is August 19, 2005.

“Loan Supplement - Equipment Facility 3 Advances” is attached as Exhibit F.

“Option 5 Basic Rate” is a rate of interest equal to the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the Prime Rate plus (b) the Option 5 Loan Margin.

“Option 5 Loan” is defined in Section 2.2(c).

“Option 5 Loan Margin” is 175 basis points.

“Option 6 Basic Rate” is, a rate of interest equal to the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal as of the Funding Date, plus (b) the Option 6 Loan Margin.

“Option 6 Loan” is defined in Section 2.2(c).

“Option 6 Loan Margin” is 400 basis points.

“Other Equipment Facility 3 Equipment” is leasehold improvements, intangible property such as transferable computer software and transferable software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and sales tax, freight, maintenance, and installation costs. Unless otherwise agreed to by Bank, not more than 30% of the Eligible Equipment Facility 3 Equipment financed with the proceeds of each Equipment Facility 3 Advance shall consist of Other Equipment Facility 3 Equipment.

“Third Amendment Effective Date” means August 20, 2004.

1.17 Exhibit B, “Payment/Advance Form” is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

1.18 Exhibit C, “Borrowing Base Certificate” is hereby deleted it in its entirety.

1.19 Exhibit D, “Compliance Certificate” is hereby amended by deleting it in its entirety and replacing it with Exhibit B attached hereto.

1.20 A new exhibit, Exhibit F, “Loan Supplement - Equipment Facility 3 Advances”, in the form of Exhibit C attached hereto, is hereby added.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation and bylaws of Borrower (collectively, “Organizational Documents”) delivered to Bank on or prior to the Third Amendment Effective Date are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect as of the Third Amendment Effective Date, and Borrower shall promptly deliver to Bank any amendments, supplements, restatements or other modifications to such Organizational Documents;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	SABA SOFTWARE, INC.
a Delaware corporation

By:
Printed Name:
Title:

BANK:	SILICON VALLEY BANK

By:
Printed Name:
Title:

Exhibit A

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12 NOON, P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION	DATE:

FAX#: (650) 320 - 0016	TIME:

FROM: SABA SOFTWARE, INC.
CLIENT NAME (BORROWER)

REQUESTED BY:
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT # TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT
PRINCIPAL INCREASE (REVOLVING ADVANCE)	$
PRINCIPAL PAYMENT (REVOLVING ADVANCE ONLY)	$
INTEREST PAYMENT–REVOLVING ADVANCES (ONLY)	$
PRINCIPAL AND INTEREST–REVOLVING LINE (PAYMENT)	$
PRINCIPAL INCREASE (OPTIONS 5 OR 6 LOAN)	$
PRINCIPAL PAYMENT - OPTION 3, 5, OR 6 LOAN (ONLY)	$
INTEREST PAYMENT – OPTION 3, 5, OR 6 LOAN (ONLY)	$
PRINCIPAL AND INTEREST – OPTION 3, 5 OR 6 LOAN (PAYMENT)	$

OTHER INSTRUCTIONS:

All Borrower’s representations and warranties in the Amended and Restated Loan and Security Agreement (the “Agreement”) are true, correct and complete in all material respects on the date of the telephone request for an Advance, Equipment Facility 2 Advance, or Equipment Facility 3 Advance confirmed by this Payment/Advance Form; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date. In addition, Borrower hereby represents that it is in compliance with Section 6.8 of the Agreement.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

Authorized Signature (Bank)

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Exhibit B

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	SABA SOFTWARE, INC.
2400 Bridge Parkway
Redwood Shores, CA 94065

The undersigned authorized officer of SABA SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as further amended, restated, or otherwise modified from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. In addition, the undersigned authorized officer of Borrower certifies that Borrower and each of its Subsidiaries (x) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under Generally Accepted Accounting Principles (“GAAP”) and (y) does not have any legal actions pending or threatened against Borrower or any Subsidiary which Borrower has not previously notified in writing to Bank. The Officer certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 45 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
SEC Filings not available on EDGAR	Within 5 days after filing with SEC	Yes	No
Annual Financial Projections	FYE within 45 days	Yes	No

Financial Covenant	Required		Actual	Complies
Cash and cash equivalents (net of Credit Extensions) on deposit at Bank and/or Bank’s affiliates (to be maintained at all times)	$7,500,000		$	Yes	No
			$	Yes	No
Minimum Total Revenue*
	Quarter ending	Minimum Total Revenue
* - No longer applicable if Borrower meets or exceeds covenant for any three consecutive quarters	8/31/04	$8,800,000
	11/30/04	$9,500,000
	2/28/05	$10,500,000
	5/31/05	$12,000,000
	8/31/05 and thereafter	$11,000,000

[continued on following page]

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Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER

SABA SOFTWARE, INC.

SIGNATURE	Date:

Verified:
TITLE	AUTHORIZED SIGNER

Date:

DATE	Compliance Status: Yes No

2

Exhibit C

EXHIBIT F

FORM OF

LOAN AGREEMENT SUPPLEMENT - EQUIPMENT FACILITY 3 ADVANCES

LOAN AGREEMENT SUPPLEMENT No. [    ]

LOAN AGREEMENT SUPPLEMENT No. [    ], dated                     , 200     (“Supplement”), to the Amended and Restated Loan and Security Agreement dated October 31, 2003 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), by and between the undersigned (“Borrower”) and Silicon Valley Bank (“Bank”).

Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

The proceeds of the Loan should be transferred to Borrower’s account with Bank set forth below:

Bank Name:	Silicon Valley Bank
Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Option 5 Basic Rate or Option 6 Basic Rate applicable to the Funding Date of the Option 5 Loan or Option 6 Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on the date hereof and will be true and correct in all material respects on such Funding Date; and (c) it is in compliance with Section 6.8 of the Loan Agreement. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

3

This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK	SABA SOFTWARE, INC.

By:	By:
Name:	Name:
Title:	Title:

Annex A - Description of Financed Equipment

Annex B - Loan Terms Schedule

4

Annex A to Exhibit F

The Financed Equipment being financed with the Equipment Facility 3 Advance with respect to which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Facility 3 Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment	Make	Model	Serial #	Invoice #

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Annex B to Exhibit F

LOAN TERMS SCHEDULE #

Loan Funding Date:                     , 200

Original Loan Amount: $

Option 5 Basic Rate:             %

Option 6 Basic Rate:             %

Scheduled Payment Dates and Amounts*:

One (1) payment of $                         due

             payment of $                     due monthly in advance from                      through                     .

One (1) payment of $                     due                                     .

Maturity Date:

Payment No.	Payment Date
1
2
3
4
...
35
[36]
...

*/	The amount of each Scheduled Payment may change as the Loan Amount changes.

1